Exhibit 99.(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 8 to Registration Statement No. 333-219679 on Form N-2 of our report dated October 2, 2017, relating to the information of KKR Income Opportunities Fund appearing under the heading “Senior Securities” of such Registration Statement, and to the reference to us under the heading “Senior Securities” in the Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

October 2, 2017